EXHIBIT 4.32

[ORACLE Logo]
                                                                     AMENDMENT 2

Amendment to the Ordering Document between Oracle Corporation Canada Inc. ("Oracle") and World Gaming Plc, as amended, bearing an effective date of May 31, 2003 (the "agreement"). This amendment shall only be deemed to supersede the terms of the agreement that are inconsistent with a term or provision contained herein. All the defined terms contained in the agreement and used in this amendment shall have the same meanings unless varied herein.

The parties hereby agree to amend the Agreement as follows:

     1. REVISED PAYMENT SCHEDULE. In Section B1, delete the payment schedule referenced and attached and replace with the following:

               MONTH                                  PAYMENTS
               -----                                 ----------
               30-May-03                                 [*]
               30-Jun-03                                 [*]
               30-Jul-03                                 [*]
               30-Aug-03                                 [*]
               30-Sep-03                                 [*]
               30-Oct-03                                 [*]
               30-Nov-03                                 [*]
               30-Dec-03                                 [*]
               30-Jan-04                                 [*]
               25-Feb-04                                 [*]
               25-Mar-04                                 [*]
               25 May-04                                 [*]

               Total:                                    [*]

This amendment shall become effective as of February 24th, 2004

IN WITNESS WHEREOF, the parties have executed this amendment through their duly authorized representatives.

            WORLD GAMING PLC                 Oracle Corporation Canada Inc.
     ______________________________          ______________________________

Signed:  __________________________     Signed:  __________________________
Name:    __________________________     Name:    __________________________
Title:   __________________________     Title:   __________________________
Date:    __________________________     Date:    __________________________
Address: __________________________     Address: 110 Matheson Blvd. West
         __________________________              Suite 100
                                                 Mississauga, Ontario L5R 3P4

* This information has been omitted and is subject to a request for confidential treatment with the Securities and Exchange Commission.

                                 AMENDMENT THREE
                                     TO THE
                                ORDERING DOCUMENT
                                     BETWEEN
                         ORACLE CORPORATION CANADA INC.
                                       AND
                                WORLD GAMING PLC.


Amendment to the Ordering Document between Oracle Corporation Canada Inc ("Oracle") and World Gaming Plc, as amended bearing an effective date of May 31, 2003 (the "Agreement"). This amendment shall only be deemed to supersede the terms of the agreement that are inconsistent with a term or provision contained herein. All the defined terms contained in the agreement and used in this amendment shall have the same meanings unless varied herein.

The parties hereby agree to amend the Agreement as follows:

1. For purposed of renewing Technical Support in future years it is acknowledged that [*] will be used as the fees for the first year of Technical Support upon acquiring the Licenses.

2. The reduction of total fees from [*] to [*] provided for in Amendment 2 is solely in respect of a License fee reduction, and does not impact the initial Support fees set out above.

Other than the addition of the changes above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

This amendment shall become effective as of February 24, 2004.


         WORLD GAMING PLC.                  ORACLE CORPORATION INC.

Signature: ________________________     Signature: ________________________

Name:      ________________________     Name:      ________________________

Title:     ________________________     Title:     ________________________





World Gaming PLC Amendment       Confidential     Oracle Corporation Canada Inc.
                                                                     Page 1 of 1

* This information has been omitted and is subject to a request for confidential treatment with the Securities and Exchange Commission.